UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
February 8, 2011

ROGERS CORPORATION
(Exact name of Registrant as specified in Charter)

Massachusetts	1-4347	06-0513860
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
(Address of Principal Executive Offices and Zip Code)

(860) 774-9605
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2011, the Compensation and Organization Committee of the Board of Directors (the "Committee") of Rogers Corporation approved and adopted the Third Amendment to the Rogers Corporation Annual Incentive Compensation Plan (the "Plan").  With respect to officers appointed by the Board of Directors, the Third Amendment (a) changes the Plan’s performance  criteria for annual incentive awards to be based equally on net sales and  earnings per share, and (b) reduces the maximum potential payout under the AICP from 300% to 200% of the target award.  The Third Amendment is effective for the 2011 fiscal year.  This description is qualified in its entirety by reference to the Third Amendment, which is filed as Exhibit 10.1 to this Form 8-K, and the Plan is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
10.1	Third Amendment to the Rogers Corporation Annual Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION

	By:	/s/ Robert D. Wachob
Robert D. Wachob
President and Chief Executive Officer

Date: February 14, 2011